Exhibit 99.1

MARC ROWAN ASSUMES ROLE OF CEO OF APOLLO

Jay Clayton Named Non-Executive Chair of Board; Richard Emerson and Dr. Kerry Healey Appointed Independent Directors

NEW YORK, March 22, 2021 — Apollo Global Management, Inc. (NYSE: APO) (“Apollo” or the “Firm”) today announced that Co-Founder Marc Rowan has formally assumed the role of CEO of Apollo, which comes as part of a planned succession process first announced in January 2021. In addition, former SEC Chairman and Apollo’s Lead Independent Director Jay Clayton has been named Non-Executive Chairman of the Board of Directors. In these roles, Rowan and Clayton succeed Apollo Founder Leon Black. Apollo has also appointed Richard Emerson and Dr. Kerry Murphy Healey as independent board directors, effective immediately.

Apollo Founder Leon Black said, “I am extremely pleased that we have filled out the two-thirds independent board with such highly-qualified, diverse individuals. In the last few months, not only did we announce a transformative merger with Athene, but also expect to report that our first quarter earnings will exceed analyst consensus in all relevant measures and that the first quarter fundraising is trending towards the high end of our $15-20b annual range. I thus view this as the ideal moment to step back and focus on my family, my wife Debra’s and my health issues, and my many other interests.”

“Marc has seamlessly transitioned into the CEO role and I am confident Apollo will soar to new heights under his leadership. He will be in great company alongside seasoned leaders Jim Zelter and Scott Kleinman,” Black continued. “Over the past 30-plus years, my co-founders, Marc, Josh Harris and I, have worked extremely hard to make Apollo a franchise built for enduring success. I believe strongly that Apollo’s best days lie ahead. I intend to remain Apollo’s largest shareholder, and strongest supporter.”

Apollo Co-Founder and CEO Marc Rowan said, “Leon has been a terrific partner and leader for over three decades and I am honored to take the reins. At Apollo, we have created a differentiated model and built the best team in the business to lead within an evolving, high-growth asset management industry. I am excited by the opportunities ahead and by our strategy to continue to deliver for our clients and investors.”

Board Appointments

As part of industry-leading corporate governance enhancements underway at Apollo, including the conversion to a single class of common stock with one vote per share, Apollo previously announced an intended expansion of its Board of Directors to 15 members, two-thirds of whom are independent. In addition to appointing Jay Clayton as Chairman, Richard Emerson and Dr. Kerry Murphy Healey, will join the board as independent directors.

Jay Clayton said, “It is an honor to serve Apollo’s investors as Chairman and further the founders’ commitment to leading, shareholder-oriented governance,” said Clayton. “I am also pleased to welcome Kerry and Richard to the board. They will bring additional perspective and expertise to an already strong and diverse group of directors.”

Mr. Emerson has spent his entire career in investment banking and corporate finance. He currently serves as president of Pendral Capital, where he both invests and advises technology clients on strategic transactions. From 2004 through 2008, he was Senior Managing Director of Evercore Partners Inc., a public investment banking advisory firm, where he established and ran the west coast office. Prior to Evercore, Mr. Emerson served as Senior Vice President, Corporate Development and Strategy, of Microsoft Corporation, reporting directly to the Chief Executive Officer and serving on the executive leadership team, with responsibility for all acquisitions, investments, strategic partnerships and corporate strategy. Mr. Emerson joined Microsoft from investment bank Lazard Ltd., where as a Senior Managing

Director, he established and ran the west coast office, and advised clients on industry defining mergers, acquisitions and related financial transactions. Prior to Lazard, Mr. Emerson held senior roles with The Blackstone Group and Morgan Stanley & Co. Mr. Emerson has a BA and MA in Economics and a JD from Stanford University, and an MBA from Dartmouth College.

Dr. Healey is the inaugural president of the Milken Center for Advancing the American Dream in Washington, DC. Dr. Healey served as the President of Babson College from 2013-2019. Before coming to Babson, she served with distinction as the 70th lieutenant governor of Massachusetts from 2003 to 2007, where she worked to lead, enact, and implement a wide range of policy and legislative initiatives for the Romney-Healey Administration. In 2008, Dr. Healey was appointed by Secretary of State Condoleezza Rice as a founding member of the Executive Committee of the U.S. State Department’s Public-Private Partnership for Justice Reform in Afghanistan (PJRA), a position to which she was later reappointed by Secretary of State Hillary Clinton. Prior to her public service, Dr. Healey worked for more than a decade as a public policy consultant to the United States Department of Justice for Cambridge-based think tank Abt Associates. Dr. Healey holds an AB in government from Harvard College and a PhD in political science and law from Trinity College, Dublin. She has been a fellow at the Harvard Kennedy School’s Institute of Politics and Harvard’s Center for Public Leadership. She is a member of the Council on Foreign Relations and the Trilateral Commission, and a trustee of the American University of Afghanistan and the American University of Bahrain.

The corporate governance enhancements further Apollo’s commitment to establishing a simpler, more transparent corporate structure and once complete, are expected to make Apollo eligible for inclusion on the S&P 500.

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About Apollo

Apollo is a leading global investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo, among others. Apollo had assets under management of approximately $455 billion as of December 31, 2020 in credit, private equity and real assets funds. For more information about Apollo, please visit www.apollo.com.

Forward-Looking Statements

This press release contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to Apollo’s dependence on certain key personnel, Apollo’s ability to raise new private equity, credit or real assets funds, the impact of COVID-19, the impact of energy market dislocation, market conditions, generally, Apollo’s ability to manage its growth, fund performance, changes in Apollo’s regulatory environment and tax status, the variability of Apollo’s revenues, net income and cash flow, Apollo’s use of leverage to finance its businesses and investments by Apollo funds, litigation risks and potential governance changes and related transactions which are subject to regulatory, corporate and shareholders approvals, among others. Due to the COVID-19 pandemic, there has been uncertainty and disruption in the global economy and financial markets. While Apollo is unable to accurately predict the full impact that COVID-19 will have on Apollo’s results from operations, financial condition, liquidity and cash flows due to numerous uncertainties, including the duration and severity of the pandemic and containment measures, Apollo’s compliance with these measures has impacted Apollo’s day-to-day operations and could disrupt Apollo’s business and operations, as well as that of the Apollo funds and their portfolio companies, for an indefinite period of time. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the SEC on February 19, 2021, as such factors may be updated from time to time in Apollo’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. Apollo undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

Contact Information

For investors please contact:

Peter Mintzberg

Head of Investor Relations

Apollo Global Management, Inc.

+1 212 822 0528

APOInvestorRelations@apollo.com

For media inquiries please contact:

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

+1 212 822 0491

Communications@apollo.com